EXHIBIT 99.1

T-Mobile Delivers Industry-Leading Customer and Cash Flow Growth in Q3 2022 and Raises 2022 Guidance for the Third Consecutive Quarter

The Un-carrier Further Extends its Network and Value Leadership, Driving Industry-Best Postpaid and Broadband Customer Growth

Industry-Leading Growth in Postpaid and Broadband Customers(1)
•Postpaid net account additions of 394 thousand, best in industry and highest in company history
•Postpaid net customer additions of 1.6 million, more than AT&T and Verizon combined
•Postpaid phone net customer additions of 854 thousand, best in industry and highest since merger
•Postpaid phone churn of 0.88%, only operator to improve year-over-year
•High Speed Internet net customer additions of 578 thousand, best in industry for fourth consecutive quarter
Strong Financial Results Drive Guidance Raise for the Third Consecutive Quarter in 2022
•Service revenues of $15.4 billion grew 4% year-over-year, including industry-leading Postpaid service revenue growth of 7%
•Net income of $508 million and diluted earnings per share (“EPS”) of $0.40 decreased year-over-year primarily due to merger-related costs and loss related to the anticipated sale of the wireline business amounting to a combined impact of $1.8 billion, net of tax, or $1.41 per share
•Core Adjusted EBITDA(2) of $6.7 billion grew 11% year-over-year, best growth in industry and raising guidance
•Net cash provided by operating activities of $4.4 billion grew 26% year-over-year, best growth in industry and raising guidance
•Free Cash Flow(2) of $2.1 billion grew 32% year-over-year, best growth in industry and raising guidance
•Repurchased 4.9 million shares of common stock in the quarter for a total purchase price of $669 million
5G Network Delivers Differentiated Customer Experience and Drives Overall Network Leadership
•Further extended network leadership as the nation’s largest, fastest, most reliable and most awarded 5G network
•Ultra Capacity 5G covers 250 million people, as many as Verizon plans to cover more than two years from now
Significant Integration Milestone Accomplished with Network Decommissioning Substantially Complete
•Raising merger synergies guidance range to $5.7 billion to $5.8 billion in 2022

Bellevue, WA — October 27, 2022 — T-Mobile US, Inc. (NASDAQ: TMUS) reported third quarter 2022 results today, leading the industry in postpaid and broadband customer growth and raising 2022 guidance for the third consecutive quarter. The company’s differentiated growth strategy and industry-best year-over-year postpaid phone churn improvement drove the highest postpaid service revenue and cash flow growth in the industry. The company’s sustained performance and significant progress on integration allowed T-Mobile to receive full investment grade ratings from all three rating agencies and board approval to commence a share repurchase program for up to $14 billion of the company’s common stock through September 2023.

"We’ve always said our aspiration was to be the first and only provider to offer customers both the best network and the best value without having to sacrifice one for the other — and based on another set of standout customer and financial results for Q3, it's clear we’re delivering on that promise," said Mike Sievert, CEO of T-Mobile. "On the heels of our highest ever postpaid account net additions and industry-leading postpaid and broadband customer growth, we are raising guidance for the third time this year. Our Un-carrier playbook continues to win in this ever-changing competitive and macro-economic climate and our momentum is only getting stronger.”
___________________________________________________________

(1)AT&T Inc. historically does not disclose postpaid net account additions. Industry-leading claims based on consensus expectations if results not yet reported.
(2)Core Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.

Industry-Leading Growth in Postpaid and Broadband Customers
•Postpaid net account additions of 394 thousand increased 126 thousand year-over-year.
•Postpaid net customer additions of 1.6 million increased 368 thousand year-over-year.
•Postpaid phone net customer additions of 854 thousand increased 181 thousand year-over-year, leading the industry for the first time since Q1 2021. Postpaid phone churn of 0.88% improved by 8 basis points year-over-year.
•Prepaid net customer additions of 105 thousand increased 39 thousand year-over-year. Prepaid churn of 2.88% improved by 2 basis points year-over-year.
•High Speed Internet net customer additions of 578 thousand were a record high, and T-Mobile ended the quarter with over 2.1 million High Speed Internet customers.
•Total net customer additions of 1.7 million increased 407 thousand year-over-year and the total customer count increased to a record high of nearly 112 million.

	Quarter			Nine Months Ended September 30,
(in thousands, except churn)	Q3 2022	Q2 2022	Q3 2021	2022	2021
Postpaid net account additions	394	380	268	1,122	873
Total net customer additions	1,732	1,802	1,325	4,914	4,038
Postpaid net customer additions	1,627	1,656	1,259	4,601	3,745
Postpaid phone net customer additions	854	723	673	2,166	2,073
Postpaid other net customer additions (1)	773	933	586	2,435	1,672
Prepaid net customer additions (1)	105	146	66	313	293
Total customers, end of period (1)(2)(3)	111,755	110,023	106,920	111,755	106,920
Postpaid phone churn	0.88%	0.80%	0.96%	0.87%	0.93%
Prepaid churn	2.88%	2.58%	2.90%	2.71%	2.76%
High Speed Internet net customer additions	578	560	134	1,476	322
Total High Speed Internet customers, end of period	2,122	1,544	422	2,122	422
(1)Includes High-Speed Internet customers.
(2)Customers impacted by the decommissioning of the legacy Sprint CDMA and LTE and T-Mobile UMTS networks have been excluded from our customer base resulting in the removal of 212,000 postpaid phone customers and 349,000 postpaid other customers in the first quarter of 2022 and 284,000 postpaid phone customers, 946,000 postpaid other customers and 28,000 prepaid customers in the second quarter of 2022. In connection with our acquisition of companies, we included a base adjustment in the first quarter of 2022 to increase postpaid phone customers by 17,000 and reduce postpaid other customers by 14,000. Certain customers now serviced through reseller contracts were removed from our reported postpaid customer base resulting in the removal of 42,000 postpaid phone customers and 20,000 postpaid other customers in the second quarter of 2022.
(3)In the first quarter of 2021, we acquired 11,000 postpaid phone customers and 1,000 postpaid other customers through our acquisition of an affiliate. In the third quarter of 2021, we acquired 716,000 postpaid phone customers and 90,000 postpaid other customers through our acquisition of the Wireless Assets from Shenandoah Personal Communications Company LLC (“Shentel”).

Strong Financial Results
•Total service revenues increased 4% year-over-year to $15.4 billion, which included Postpaid service revenue growth of 7% year-over-year driven by continued customer growth.
•Net income of $508 million and Diluted EPS of $0.40 decreased year-over-year primarily due to the impacts in the current quarter, net of tax, associated with merger-related costs of $972 million, or $0.77 per share and loss related to the anticipated sale of the wireline business of $803 million, or $0.64 per share.
•Core Adjusted EBITDA increased 11% year-over-year to $6.7 billion primarily due to Service revenue growth and increased synergy realization.
•Net cash provided by operating activities increased 26% year-over-year to $4.4 billion, which included cash payments for merger-related costs of $942 million.
•Cash purchases of property and equipment, including capitalized interest, increased 23% year-over-year to $3.6 billion driven by the accelerated build-out of the nationwide 5G network.
•Free Cash Flow increased 32% year-over-year to $2.1 billion, which included cash payments for merger-related costs of $942 million.

(in millions, except EPS)	Quarter			Nine Months Ended September 30,		Q3 2022 vs. Q2 2022	Q3 2022 vs. Q3 2021	YTD 2022 vs. YTD 2021
	Q3 2022	Q2 2022	Q3 2021	2022	2021
Total service revenues	$15,361	$15,316	$14,722	$45,805	$43,406	0.3%	4.3%	5.5%
Postpaid service revenues	11,548	11,445	10,804	34,194	31,599	0.9%	6.9%	8.2%
Total revenues	19,477	19,701	19,624	59,298	59,333	(1.1)%	(0.7)%	(0.1)%
Net (loss) income	508	(108)	691	1,113	2,602	NM	(26.5)%	(57.2)%
Diluted EPS	0.40	(0.09)	0.55	0.88	2.07	NM	(27.3)%	(57.5)%
Adjusted EBITDA	7,039	7,004	6,811	20,993	20,622	0.5%	3.3%	1.8%
Core Adjusted EBITDA	6,728	6,618	6,041	19,809	17,897	1.7%	11.4%	10.7%
Net cash provided by operating activities	4,391	4,209	3,477	12,445	10,917	4.3%	26.3%	14.0%
Cash purchases of property and equipment, including capitalized interest	3,634	3,572	2,944	10,587	9,397	1.7%	23.4%	12.7%
Free Cash Flow	2,065	1,758	1,559	5,472	4,534	17.5%	32.5%	20.7%
NM = Not Meaningful

5G Network Delivers Differentiated Customer Experience and Drives Overall Network Leadership
T-Mobile is the leader in 5G with the country’s largest, fastest, most reliable and most awarded 5G network. The Un-carrier’s Extended Range 5G covers 97% of Americans, reaching more square miles than Verizon and AT&T combined, and its super-fast Ultra Capacity 5G covers 250 million people nationwide. Nearly 55% of T-Mobile’s postpaid customers have a 5G phone.

T-Mobile’s most awarded 5G network continues to lead the nation:
•Ookla: In its Q3 Speedtest Global Index Market Analysis of mobile providers, T-Mobile placed first in almost every category:
◦Winning as the fastest overall provider with the fastest download and upload speeds, highest consistency and best overall video score.
◦For 5G specific performance, T-Mobile was ranked #1 for 5G download speeds and 5G availability and was unsurpassed for 5G video score and 5G consistency.
◦T-Mobile’s median 5G download speeds were even faster than Comcast, Verizon, and AT&T’s fixed broadband median download speeds.
•Opensignal: In its 2022 5G Global Mobile Network Experience Awards, T-Mobile won big for having the best 5G availability and reach in the world.
•umlaut: In its latest 5G Network Performance Audit Report, T-Mobile was once again named as the most reliable 5G network in the country with the best coverage, stability and speeds.

Raising 2022 Merger Synergies Guidance on Accelerated Integration Progress
T-Mobile achieved a huge milestone with the network decommissioning substantially complete, less than 2.5 years post-merger closing, and more than a year ahead of the original merger plan.

Based on the continued strength of execution, T-Mobile is raising its merger synergies guidance range to $5.7 billion to $5.8 billion in 2022, up from the previous range of $5.4 billion to $5.6 billion.
•Approximately $2.4 billion of selling, general and administrative (SG&A) expense reductions
•Approximately $2.0 billion to $2.1 billion of cost of service expense reductions achieved through network efficiencies
•Approximately $1.3 billion of savings related to avoided network site builds

Raising 2022 Guidance Again
•Postpaid net customer additions are expected to be between 6.2 million and 6.4 million, an increase from prior guidance of 6.0 million to 6.3 million.
•Core Adjusted EBITDA, which is Adjusted EBITDA less lease revenues, is expected to be between $26.2 billion and $26.4 billion, an increase from prior guidance of $26.0 billion to $26.3 billion.
•Merger-related costs are expected to be between $4.8 billion and $5.0 billion before taxes, an increase from prior guidance of $4.7 billion to $5.0 billion. These costs are excluded from Core Adjusted EBITDA but will impact Net income, Net cash provided from operating activities and Free Cash Flow.
•Net cash provided by operating activities, including payments for Merger-related costs, is expected to be between $16.3 billion and $16.5 billion, an increase from prior guidance of $16.0 billion to $16.3 billion.
•Cash purchases of property and equipment, including capitalized interest, are expected to be between $13.7 billion to $13.9 billion, an increase from prior guidance of $13.5 billion to $13.7 billion, reflecting T-Mobile’s accelerated build-out of its nationwide 5G network and purchases of High Speed Internet routers.
•Free Cash Flow, including payments for Merger-related costs, is expected to be between $7.4 billion and $7.6 billion, an increase from prior guidance of $7.3 billion to $7.6 billion. Free Cash Flow guidance does not assume any material net cash inflows from securitization.

(in millions, except Postpaid net customer additions)	Previous		Current		Change (Mid-point)
Postpaid net customer additions (thousands)	6,000	6,300	6,200	6,400	150
Net income (1)	N/A	N/A	N/A	N/A	N/A
Core Adjusted EBITDA (2)	$26,000	$26,300	$26,200	$26,400	$150
Merger synergies	5,400	5,600	5,700	5,800	250
Merger-related costs (3)	4,700	5,000	4,800	5,000	50
Net cash provided by operating activities	16,000	16,300	16,300	16,500	250
Capital expenditures (4)	13,500	13,700	13,700	13,900	200
Free Cash Flow (5)	7,300	7,600	7,400	7,600	50
(1)T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of company operations, excluding the impact of lease revenues from related device financing programs. Guidance ranges assume lease revenues to be between $1.3 billion and $1.4 billion for 2022.
(3)Merger-related costs are excluded from Core Adjusted EBITDA but will impact Net income, Net cash provided by operating activities and Free Cash Flow.
(4)Capital expenditures means cash purchases of property and equipment, including capitalized interest.
(5)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2022.

Doing Better by Doing Good — the Un-carrier Way
T-Mobile continues to stay true to its commitment to use its network, scale and resources for good, building a more connected, equitable and sustainable future. Most recently:
•T-Mobile published its second annual Corporate Responsibility Report, sharing its progress to bridge the digital divide, provide equitable opportunities and support a thriving planet.
•Through Project 10Million, T-Mobile has made offering reliable and affordable connectivity to students a priority, investing $3.65 billion in services to connect more than 4.3 million students since 2020.
•T-Mobile received multiple recognitions in the third quarter, including:
◦Finalist in Fast Company’s 2022 Best Workplaces for Innovators in both the Diversity and Sustainability categories
◦Environmental Protection Agency (EPA) 2022 Green Power Leadership award
◦Leading Disability Employer by The National Organization on Disability
•T-Mobile’s Emergency Management and Community Support teams supported more than 10,000 people during Hurricanes Ian and Fiona with thousands of supplies including smart phones, hot spots and charging banks, as well as free Wi-Fi connectivity.
•As part of T-Mobile’s commitment to bring 5G to rural America and support economic and community development, the Un-carrier has given more than $5.5 million to date to kick-start 125 community development projects across 37 states.

Financial Results
For more details on T-Mobile’s Q3 2022 financial results, including the Investor Factbook with detailed financial tables, please visit T-Mobile US, Inc.’s Investor Relations website at https://investor.t-mobile.com.

Earnings Call Information
Date/Time
•Thursday, October 27, 2022, at 4:30 p.m. (EDT)

Access via Phone (audio only)
Please plan on accessing the call 10 minutes prior to the scheduled start time.
•US/Canada: 866-580-3963
•International: +1 786-697-3501
•Participant Passcode: 0945508

Access via Webcast
The earnings call will be broadcast live via the Investor Relations website at https://investor.t-mobile.com. A replay of the earnings call will be available for two weeks starting shortly after the call concludes and can be accessed by dialing 866-580-3963 (toll free) or +1 786-697-3501 (international). The passcode required to listen to the replay is 0945508.

Submit Questions via Twitter
Send a tweet to @TMobileIR or @MikeSievert using $TMUS

Contact Information
•Media Relations: mediarelations@t-mobile.com
•Investor Relations: investor.relations@t-mobile.com

T-Mobile Social Media
Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (https://investor.t-mobile.com), newsroom website (https://t-mobile.com/news), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as a means of disclosing information about us and our services and for complying with our disclosure obligations under Regulation FD (the @TMobileIR Twitter account (https://twitter.com/TMobileIR), the @MikeSievert Twitter account (https://twitter.com/MikeSievert), which Mr. Sievert also uses as a means for personal communications and observations, and the @TMobileCFO Twitter Account (https://twitter.com/tmobilecfo), and our CFO’s LinkedIn account (https://www.linkedin.com/in/peter-osvaldik-3887394), both of which Mr. Osvaldik also uses as a means for personal communication and observations). The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our investor relations website.

About T-Mobile US, Inc.
T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information please visit: https://www.t-mobile.com.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements, including unexpected delays, difficulties, and expenses in executing against our environmental, climate, or other “Environmental, Social, and Governance (ESG)” targets, goals and commitments outlined in this document, including, but not limited to, our efforts to reduce our greenhouse gas emissions, as well as changes in laws or regulations affecting us, such as changes in cybersecurity, data privacy, environmental, safety and health laws, and other risks as disclosed in our most recent annual report on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission (the “SEC”). Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. T-Mobile does not undertake, and expressly disclaims any duty, to update any statements contained herein, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law. In addition, some of the statements contained in this document may rely on third-party information and projections that management believes to be reputable; however, T-Mobile does not independently verify or audit this information.

This document contains ESG-related statements based on hypothetical scenarios and assumptions as well as estimates that are subject to a high level of uncertainty, and these statements should not necessarily be viewed as being representative of current or actual risk or performance, or forecasts of expected risk or performance. In addition, historical, current, and forward-looking environmental and social-related statements may be based on standards for measuring progress that are still developing, and internal controls and processes that continue to evolve. Forward-looking and other statements in this document may also address our corporate responsibility and sustainability progress, plans, and goals, and the inclusion of such statements is not an indication that these contents are necessarily material for the purposes of complying with or reporting pursuant to the U.S. federal securities laws and regulations, even if we use the word “material” or “materiality” in this document in relation to those statements. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: natural disasters, public health crises, including adverse impacts caused by the COVID-19 pandemic; competition, industry consolidation and changes in the market for wireless services; disruption, data loss or other security breaches, such as the criminal cyberattack we became aware of in August 2021; our inability to take advantage of technological developments on a timely basis; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC (“Shentel”) and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets (the “Prepaid Business”), and the assumption of certain related liabilities (collectively, the “Prepaid Transaction”), the complaint and proposed final judgment (the “Consent Decree”) agreed to by us, Deutsche Telekom AG (“DT”), Sprint Corporation, now known as Sprint LLC (“Sprint”), SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including but not limited to, those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative costs incurred in tracking and monitoring compliance; adverse economic, political or market conditions in the U.S. and international markets, including those caused by the COVID-19 pandemic; our inability to manage the ongoing commercial and transition services arrangements entered into in connection with the Prepaid Transaction, and known or unknown liabilities arising in connection therewith; the timing and effects of any future acquisition, disposition, investment, or merger involving us; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; restrictive covenants including the agreements governing our indebtedness and other financings; the risk of future material weaknesses we may identify while we continue to work to integrate the two companies following the Transactions, or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes of and increased costs from existing or future legal proceedings, including these proceedings and inquiries relating to the criminal cyberattack we became aware of in August 2021; the possibility that we may be unable to adequately protect our intellectual property rights or be accused of infringing the intellectual property rights of others; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our exclusive forum provision as provided in our Certificate of Incorporation; interests of our significant stockholders that may differ from the interests of other stockholders; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; our stock repurchase program may not be fully consummated, and may not enhance long-term stockholder value; failure to realize the expected benefits and synergies of the merger with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected time frames or in the amounts anticipated; any delay and costs of, or difficulties in, integrating our business and Sprint's business and operations, and unexpected additional operating costs, customer loss and business disruptions, including challenges in maintaining relationships with employees, customers, suppliers or vendors; unanticipated difficulties, disruption, or significant delays in our long-term strategy to migrate Sprint's legacy customers onto T-Mobile's existing billing platforms; and other risks as disclosed in our most recent annual report on Form 10-K, 10-Q and other filings with the SEC. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Press Release includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income, including, but not limited to, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income (loss) as follows:

	Quarter							Nine Months Ended September 30,
(in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	2021	2022
Net income (loss)	$933	$978	$691	$422	$713	$(108)	$508	$2,602	$1,113
Adjustments:
Interest expense, net	835	850	836	821	864	851	827	2,521	2,542
Other expense, net	125	1	60	13	11	21	3	186	35
Income tax expense (benefit)	246	277	(3)	(193)	218	(55)	(57)	520	106
Operating income	2,139	2,106	1,584	1,063	1,806	709	1,281	5,829	3,796
Depreciation and amortization	4,289	4,077	4,145	3,872	3,585	3,491	3,313	12,511	10,389
Stock-based compensation (1)	130	129	127	135	136	149	145	386	430
Merger-related costs	298	611	955	1,243	1,413	1,668	1,296	1,864	4,377
Impairment expense	—	—	—	—	—	477	—	—	477
Legal-related expenses (recoveries), net (2)	—	—	—	—	—	400	(19)	—	381
Loss on disposal group held for sale	—	—	—	—	—	—	1,071	—	1,071
Other, net (3)	49	(17)	—	(11)	10	110	(48)	32	72
Adjusted EBITDA	6,905	6,906	6,811	6,302	6,950	7,004	7,039	20,622	20,993
Lease revenues	(1,041)	(914)	(770)	(623)	(487)	(386)	(311)	(2,725)	(1,184)
Core Adjusted EBITDA	$5,864	$5,992	$6,041	$5,679	$6,463	$6,618	$6,728	$17,897	$19,809
(1)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the consolidated financial statements. Additionally, certain stock-based compensation expenses associated with the Sprint merger have been included in Merger-related costs.
(2)Legal-related expenses (recoveries), net, consists of the settlement of certain litigation associated with the August 2021 cyberattack, net of insurance recoveries.
(3)Other, net, primarily consists of certain severance, restructuring and other expenses and income, including gains from the sale of IP addresses, not directly attributable to the Merger which would not be expected to reoccur or are not reflective of T-Mobile’s ongoing operating performance, and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA
Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization expense, stock-based compensation and certain income and expenses not reflective of T-Mobile’s ongoing operating performance. Core Adjusted EBITDA represents Adjusted EBITDA less lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile uses Core Adjusted EBITDA and Adjusted EBITDA as benchmarks to evaluate T-Mobile’s operating performance in comparison to its competitors. T-Mobile also uses Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and facilitate comparisons with other wireless communications companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, stock-based compensation, Merger-related costs, including network decommissioning costs, impairment expense, losses on disposal groups held for sale and certain legal-related recoveries and expenses, as they are not indicative of T-Mobile’s ongoing operating performance, as well as certain nonrecurring income and expenses. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”)

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Free Cash Flow is calculated as follows:

	Quarter							Nine Months Ended September 30,
(in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	2021	2022
Net cash provided by operating activities	$3,661	$3,779	$3,477	$3,000	$3,845	$4,209	$4,391	$10,917	$12,445
Cash purchases of property and equipment, including capitalized interest	(3,183)	(3,270)	(2,944)	(2,929)	(3,381)	(3,572)	(3,634)	(9,397)	(10,587)
Proceeds from sales of tower sites	—	31	—	9	—	—	—	31	—
Proceeds related to beneficial interests in securitization transactions	891	1,137	1,071	1,032	1,185	1,121	1,308	3,099	3,614
Cash payments for debt prepayment or debt extinguishment costs	(65)	(6)	(45)	—	—	—	—	(116)	—
Free Cash Flow	$1,304	$1,671	$1,559	$1,112	$1,649	$1,758	$2,065	$4,534	$5,472
Free Cash Flow - Net cash provided by operating activities less Cash purchases of property and equipment, including Proceeds from sales of tower sites and Proceeds related to beneficial interests in securitization transactions and less Cash payments for debt prepayment or debt extinguishment costs. Free Cash Flow is utilized by T-Mobile’s management, investors and analysts to evaluate cash available to pay debt and provide further investment in the business.

The current guidance range for Free Cash Flow is calculated as follows:

	FY 2022
(in millions)	Guidance Range
Net cash provided by operating activities	$16,300	$16,500
Cash purchases of property and equipment, including capitalized interest	(13,700)	(13,900)
Proceeds related to beneficial interests in securitization transactions (1)	4,800	5,000
Free Cash Flow	$7,400	$7,600
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2022.

The previous guidance range for Free Cash Flow was calculated as follows:

	FY 2022
(in millions)	Guidance Range
Net cash provided by operating activities	$16,000	$16,300
Cash purchases of property and equipment, including capitalized interest	(13,500)	(13,700)
Proceeds related to beneficial interests in securitization transactions (1)	4,800	5,000
Free Cash Flow	$7,300	$7,600
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2022.

T-Mobile US, Inc.
Operating Measures
(Unaudited)

The following table sets forth company operating measures ARPA and ARPU:

(in dollars)	Quarter							Nine Months Ended September 30,
	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	2021	2022
Postpaid ARPA	$132.91	$133.55	$134.54	$135.04	$136.53	$137.92	$137.49	$133.68	$137.32
Postpaid phone ARPU	47.30	47.61	48.06	48.03	48.41	48.96	48.89	47.66	48.75
Prepaid ARPU	37.81	38.53	39.49	39.32	39.19	38.71	38.86	38.61	38.92
Postpaid Average Revenue Per Account (Postpaid ARPA) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (ARPU) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.